                                                         Free-Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registation Statement No.: 333-125902

                         Alternative Loan Trust 2005-82

                                FINAL TERM SHEET

                               [Countrywide LOGO]

                           $333,593,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST,
YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                                        2

                 FREE WRITING PROSPECTUS DATED DECEMBER 23, 2005

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-82
            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                                   ----------

The following classes of certificates are being offered pursuant to this free writing prospectus:

            INITIAL CLASS
             CERTIFICATE    PASS-THROUGH
               BALANCE          RATE
            -------------   ------------
Class A-1    $183,562,000     Floating
Class A-2    $ 76,484,000     Floating
Class A-3    $ 45,891,000     Floating
Class X               N/A     Variable
Class A-R    $        100     Variable
Class M      $ 16,421,000     Floating
Class B-1    $  6,914,000     Floating
Class B-2    $  4,321,000     Floating

                                        3

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                                     SUMMARY

OFFERED CERTIFICATES

Alternative Loan Trust 2005-82 will issue twelve classes of certificates, eight of which are being offered by this free writing prospectus and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist of a pool of mortgage loans with an aggregate stated principal balance of approximately
$345,692,010 as of December 1, 2005, and certain other property and assets described in this free writing prospectus. The mortgage loans will consist of
30-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage rate on each mortgage loan is adjustable after a period of up to three months after origination during which the mortgage rate is fixed.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc. and from Moody's Investors Service, Inc.;

              S&P     MOODY'S
  CLASS     RATINGS   RATINGS                        TYPE
---------   -------   -------   -----------------------------------------------
Class A-1     AAA        Aaa    Senior/Super Senior/Floating Pass-Through Rate
Class A-2     AAA        Aaa    Senior/Super Senior/Support/Floating
                                Pass-Through Rate
Class A-3     AAA        Aaa    Senior/Support/Floating Pass-Through Rate
Class X       AAA        Aaa    Senior/Variable Pass-Through Rate/Component
Class A-R     AAA        Aaa    Senior/Variable Pass-Through Rate/Residual
Class M        AA        Aa2    Subordinate/Floating Pass-Through Rate
Class B-1      A         A2     Subordinate/Floating Pass-Through Rate
Class B-2     BBB       Baa2    Subordinate/Floating Pass-Through Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

OTHER CERTIFICATES

In addition to the offered certificates, the trust fund will issue the Class P,
Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered pursuant to this free writing prospectus and the prospectus. The Class P
Certificates will have an initial class certificate balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class B-3, Class B-4 and Class B-5 Certificates will have initial class certificate balances of approximately $5,185,000, $3,803,000 and
$3,110,910, respectively, and will each have a pass-through rate calculated as described in this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P, Class B-3, Class B-4 and
Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

CLASS X CERTIFICATES

Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and deferred interest on the mortgage loans, the Class X Certificates will be comprised of four components, the Class X IO-1
Component, the Class X IO-2 Component, the Class X PO-1 Component and the Class
X PO-2 Component.

The Class X IO-1 and Class X IO-2 Components are interest-only components that will not have component principal balances but will accrue interest on their respective component notional amounts described under "Description of the
Certificates--Component Classes" in this free writing prospectus.

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                                        4

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The Class X PO-1 and Class X PO-2 Components will each have a component principal balance (initially, zero) that will increase depending on the aggregate amount of net deferred interest allocated to the related interest-only component as described under "Description of the Certificates--Interest" in this free writing prospectus.

The class certificate balance, if any, of the Class X Certificates will equal the aggregate component principal balance of the Class X PO-1 and Class X PO-2
Components.

CERTIFICATE DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates or components in order to aid your understanding of the offered certificates.

                                      CLASSES OF CERTIFICATES OR
      DESIGNATION                             COMPONENTS
-------------------------    --------------------------------------------
   Senior Certificates           A-1, A-2, A-3, A-R and X Certificates
Subordinated Certificates     M, B-1, B-2, B-3, B-4 and B-5 Certificates
   LIBOR Certificates        A-1, A-2, A-3, M, B-1, B-2, B-3, B-4 and B-5
                                             Certificates
      IO Components                  X IO-1 and X IO-2 Components
      PO Components                  X PO-1 and X PO-2 Components

Cut-off Date

For any mortgage loan included in the trust fund on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the cut-off date).

CLOSING DATE

On or about December 29, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial
Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and
its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by
Countrywide Financial Corporation or one of its subsidiaries, which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for the LIBOR Certificates and any distribution date will be the business day immediately preceding that distribution date, if the LIBOR
Certificates are held as book-entry certificates. For each other class of certificates, and for the LIBOR Certificates if no longer held as book-entry certificates, the record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate described in this free writing prospectus on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period, and interest will accrue at the rate described in this free writing prospectus on each other class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates
(other than the LIBOR Certificates) for any distribution date will be the calendar month before the distribution date. The interest accrual period for the
LIBOR Certificates will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the

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                                        5

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case of the initial interest accrual period) and ending on the day preceding that distribution date.

The pass-through rates on the certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Interest."
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a rate cap.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, or in the case the Class X
Certificates, on the component notional amount of its IO Components, immediately prior to that distribution date, together with any interest remaining unpaid from prior distribution dates.

The amount of interest distributed on the certificates will be reduced by the amount, if any, of net deferred interest on the mortgage loans for that distribution date that is allocated to such certificates as described under
"Description of the Certificates--Interest" in this free writing prospectus. For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of the interest deferred on the mortgage loans from the due date in the preceding month to the due date in the month of that distribution date over the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period related to that distribution date
(this amount is referred to as the "NET DEFERRED INTEREST"). The net deferred interest allocated to a class of certificates will be added as principal to the outstanding class certificate balance of such class of certificates.

CARRYOVER SHORTFALL AMOUNT

If the pass through rate on a class of LIBOR Certificates for an interest accrual period is limited by the rate cap, any resulting interest shortfall (up to a per annum rate equal to the weighted average maximum net mortgage rate of the mortgage loans) may be paid on that distribution date from amounts otherwise payable as interest on the IO Components of the Class X Certificates in the
manner and priority described in this free writing prospectus. In addition, if on any distribution date any such shortfall amounts remain unpaid with respect to a class of LIBOR Certificates (other than the Class B-3, Class B-4 and Class
B-5 Certificates), such amount will carry forward with interest thereon (up to a per annum rate equal to the weighted average maximum net mortgage rate of the mortgage loans) and may be paid on future distribution dates from amounts otherwise payable as interest on the IO Components of the Class X Certificates in the manner and priority described in this free writing prospectus.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments as described in this free writing prospectus.

The IO Components do not have component principal balances but will bear interest during each interest accrual period on their respective component notional amounts.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans and related real estate owned by the trust fund is less than or equal to 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from the mortgage loans will be applied in the following order of priority:

(1)  to interest on the interest-bearing classes of senior certificates or components thereof relating; provided, however, that any such distribution to which the IO Components of the Class X Certificates are otherwise entitled to receive will first be deposited into the carryover shortfall reserve fund;

(2)  to principal of the classes of the senior certificates or components thereof in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3)  to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under

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                                        6

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     "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus;

(4)  from amounts on deposit in the carryover shortfall reserve fund, to the certificates in the manner, order and priority described under "Description of the Certificates -- Carryover Shortfall Reserve Fund" in this free writing prospectus; and

(5)  to the Class A-R Certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Among the classes of subordinated certificates, the Class M
Certificates will have payment priority over the Class B-1 and Class B-2
Certificates, and the Class B-1 Certificates will have payment priority over the
Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates
which are not being offered by this free writing prospectus, are also subordinated to all of the other classes of certificates, in numerical order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans among the subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates. Any realized losses on the mortgage loans that are allocable to the senior certificates will be allocated sequentially to the Class A-3, Class A-2 and Class A-1 Certificates, in that order, until their respective class certificate balances are reduced to zero.

Tax Status

For federal income tax purposes, the trust fund (exclusive of the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which (other than the Class A-R
Certificates) will represent regular interests in the master REMIC. The LIBOR
Certificates will also represent entitlements to receive certain payments from the carryover shortfall reserve fund. The Class X Certificates will represent regular interests in the master REMIC burdened by an obligation to make certain payments to the carryover shortfall reserve fund. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee
Retirement Income Security Act of 1974, as amended, or Section 4975 of the
Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984
as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that Act.

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                                        7

                                THE MORTGAGE POOL

                                  LOAN PROGRAM

                                                                                                  WEIGHTED                WEIGHTED
                                                                         AVERAGE     WEIGHTED     AVERAGE     WEIGHTED    AVERAGE
                                               AGGREGATE                PRINCIPAL     AVERAGE    REMAINING     AVERAGE    ORIGINAL
                                 NUMBER OF     PRINCIPAL      % OF       BALANCE      CURRENT       TERM        FICO      LOAN-TO-
                                  MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT      VALUE
LOAN PROGRAM                       LOANS      OUTSTANDING     LOANS        ($)       RATE (%)     (MONTHS)      SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   -----------   --------   -----------   --------   ---------

One-Month LIBOR...............     1,147     $345,692,010    100.00%     301,388       5.770        358          697        75.6
                                   -----     ------------    ------
   Total......................     1,147     $345,692,010    100.00%
                                   =====     ============    ======

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED                WEIGHTED
                                                                         AVERAGE     WEIGHTED     AVERAGE     WEIGHTED    AVERAGE
                                               AGGREGATE                PRINCIPAL     AVERAGE    REMAINING     AVERAGE    ORIGINAL
RANGE OF                         NUMBER OF     PRINCIPAL      % OF       BALANCE      CURRENT       TERM        FICO      LOAN-TO-
CURRENT MORTGAGE                  MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT      VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING     LOANS        ($)       RATE (%)     (MONTHS)      SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   -----------   --------   -----------   --------   ---------

0.01 - 50,000.00..............         4      $   191,341      0.06%       47,835      5.856        358          684        68.6
50,000.01 - 100,000.00........        59        4,661,420      1.35        79,007      5.851        359          706        75.3
100,000.01 - 150,000.00.......       137       17,668,283      5.11       128,966      5.408        359          698        76.0
150,000.01 - 200,000.00.......       192       34,216,760      9.90       178,212      5.623        358          700        75.9
200,000.01 - 250,000.00.......       166       37,362,612     10.81       225,076      5.775        358          698        75.5
250,000.01 - 300,000.00.......       139       38,353,401     11.09       275,924      5.628        358          694        76.7
300,000.01 - 350,000.00.......       113       36,568,545     10.58       323,615      6.008        358          695        76.0
350,000.01 - 400,000.00.......       107       40,301,675     11.66       376,651      5.472        359          690        77.0
400,000.01 - 450,000.00.......        70       29,529,904      8.54       421,856      5.704        358          695        77.5
450,000.01 - 500,000.00.......        35       16,647,554      4.82       475,644      6.400        358          700        77.4
500,000.01 - 550,000.00.......        28       14,652,762      4.24       523,313      6.179        358          693        75.9
550,000.01 - 600,000.00.......        21       12,050,649      3.49       573,840      5.471        358          694        74.6
600,000.01 - 650,000.00.......        18       11,431,487      3.31       635,083      6.504        358          702        75.1
650,000.01 - 700,000.00.......        13        8,819,596      2.55       678,430      5.277        358          681        74.5
700,000.01 - 750,000.00.......        12        8,725,125      2.52       727,094      4.669        359          677        71.4
750,000.01 - 1,000,000.00.....        22       19,696,940      5.70       895,315      6.432        358          711        72.3

                                        8

                                                                                                  WEIGHTED                WEIGHTED
                                                                         AVERAGE     WEIGHTED     AVERAGE     WEIGHTED    AVERAGE
                                               AGGREGATE                PRINCIPAL     AVERAGE    REMAINING     AVERAGE    ORIGINAL
RANGE OF                         NUMBER OF     PRINCIPAL      % OF       BALANCE      CURRENT       TERM        FICO      LOAN-TO-
CURRENT MORTGAGE                  MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT      VALUE
LOAN PRINCIPAL BALANCES ($)        LOANS      OUTSTANDING     LOANS        ($)       RATE (%)     (MONTHS)      SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   -----------   --------   -----------   --------   ---------

1,000,000.01 - 1,500,000.00...         7        8,185,675      2.37     1,169,382      6.095        357          742        70.3
1,500,000.01 - 2,000,000.00...         4        6,628,280      1.92     1,657,070      5.552        359          708        70.7
                                   -----     ------------    ------
   Total......................     1,147     $345,692,010    100.00%
                                   =====     ============    ======

----------
(1)  As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $301,388.

                           ORIGINAL PRINCIPAL BALANCES

                                                                                                  WEIGHTED                WEIGHTED
                                                                         AVERAGE     WEIGHTED     AVERAGE     WEIGHTED    AVERAGE
                                               AGGREGATE                PRINCIPAL     AVERAGE    REMAINING     AVERAGE    ORIGINAL
RANGE OF                         NUMBER OF     PRINCIPAL      % OF       BALANCE      CURRENT       TERM        FICO      LOAN-TO-
ORIGINAL PRINCIPAL BALANCES       MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE   TO MATURITY    CREDIT      VALUE
($)                                LOANS      OUTSTANDING     LOANS        ($)       RATE (%)     (MONTHS)      SCORE    RATIO (%)
------------------------------   ---------   ------------   --------   -----------   --------   -----------   --------   ---------

0.01 - 50,000.00..............         5     $    241,346      0.07%       48,269      6.067        357          686        58.5
50,000.01 - 100,000.00........        59        4,711,538      1.36        79,857      5.857        359          707        76.0
100,000.01 - 150,000.00.......       136       17,568,160      5.08       129,178      5.401        359          698        75.9
150,000.01 - 200,000.00.......       197       35,219,887     10.19       178,781      5.659        358          700        75.7
200,000.01 - 250,000.00.......       162       36,610,958     10.59       225,994      5.752        358          697        75.6
250,000.01 - 300,000.00.......       141       39,003,427     11.28       276,620      5.656        358          694        76.6
300,000.01 - 350,000.00.......       111       36,017,079     10.42       324,478      5.987        358          695        76.0
350,000.01 - 400,000.00.......       114       43,157,746     12.48       378,577      5.580        358          692        77.1
400,000.01 - 450,000.00.......        63       26,774,113      7.75       424,986      5.568        359          693        77.6
450,000.01 - 500,000.00.......        33       15,697,435      4.54       475,680      6.353        358          703        77.7
500,000.01 - 550,000.00.......        29       15,152,568      4.38       522,502      6.202        358          692        75.5
550,000.01 - 600,000.00.......        24       13,854,972      4.01       577,291      5.659        358          693        75.3
600,000.01 - 650,000.00.......        17       10,928,558      3.16       642,856      6.435        358          699        75.4
650,000.01 - 700,000.00.......        11        7,518,202      2.17       683,473      5.066        359          685        72.8
700,000.01 - 750,000.00.......        12        8,725,125      2.52       727,094      4.669        359          677        71.4
750,000.01 - 1,000,000.00.....        24       21,705,488      6.28       904,395      6.444        358          713        72.5
1,000,000.01 - 1,500,000.00...         6        7,677,145      2.22     1,279,524      6.150        358          733        65.3
1,500,000.01 - 2,000,000.00...         3        5,128,261      1.48     1,709,420      5.128        359          712        76.7
                                   -----     ------------    ------
   Total......................     1,147     $345,692,010    100.00%
                                   =====     ============    ======

                                        9

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL      % OF        BALANCE      CURRENT    TERM TO      FICO     LOAN-TO-
                                  MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
STATE                              LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

Alaska .......................         1      $    283,033      0.08%     283,033       6.500       356         767        70.0
Alabama ......................         1           111,700      0.03      111,700       1.000       360         696        79.8
Arizona ......................        52        11,288,837      3.27      217,093       6.388       358         702        76.9
California ...................       371       142,415,278     41.20      383,869       5.771       358         692        73.9
Colorado .....................        15         4,659,499      1.35      310,633       5.944       358         693        79.8
Connecticut ..................         6         1,064,417      0.31      177,403       6.709       359         684        74.6
District of Columbia .........         2           954,138      0.28      477,069       3.102       358         698        79.2
Delaware .....................         7         2,018,550      0.58      288,364       5.123       359         682        82.3
Florida ......................       265        68,167,198     19.72      257,235       5.880       358         699        76.5
Georgia ......................        12         2,221,265      0.64      185,105       5.316       358         702        80.5
Hawaii .......................         7         3,619,988      1.05      517,141       5.370       358         708        74.5
Idaho ........................         6         1,113,095      0.32      185,516       4.450       359         700        78.0
Illinois .....................         5         1,148,039      0.33      229,608       4.138       359         670        81.5
Indiana ......................         8         1,268,403      0.37      158,550       4.821       359         708        81.1
Kansas .......................         1           146,600      0.04      146,600       3.250       360         623        86.2
Kentucky .....................         8         3,587,873      1.04      448,484       6.300       358         745        79.1
Maryland .....................        29        11,659,323      3.37      402,046       6.565       358         706        77.3
Michigan .....................        43         8,414,559      2.43      195,687       4.599       358         693        76.1
Minnesota ....................        15         3,615,661      1.05      241,044       3.891       359         674        79.9
Missouri .....................         3           971,055      0.28      323,685       7.400       358         640        77.6
Montana ......................         1           210,000      0.06      210,000       1.000       360         726        67.3
North Carolina ...............         6         2,154,971      0.62      359,162       5.522       357         727        66.4
North Dakota .................         5           395,875      0.11       79,175       5.967       358         747        78.4
New Jersey ...................         7         2,294,471      0.66      327,782       6.467       358         712        80.7
Nevada .......................        92        23,743,932      6.87      258,086       5.729       358         707        75.6
New York .....................        10         4,433,995      1.28      443,399       6.249       358         707        75.5
Ohio .........................        24         3,335,559      0.96      138,982       5.716       359         698        80.5
Oklahoma .....................         4           604,265      0.17      151,066       3.720       359         696        80.0
Oregon .......................         7         1,323,012      0.38      189,002       4.830       358         709        75.5
Pennsylvania .................        25         7,542,847      2.18      301,714       5.846       359         692        79.4
Rhode Island .................         1           176,648      0.05      176,648       7.250       358         655        72.1

                                       10

                                                                                                 WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL      % OF        BALANCE      CURRENT    TERM TO      FICO     LOAN-TO-
                                  MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
STATE                              LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

South Carolina ...............         2           943,870      0.27      471,935       6.898       359         749        60.0
Tennessee ....................         5         1,473,634      0.43      294,727       6.027       358         699        79.0
Texas ........................        25         4,579,318      1.32      183,173       6.235       358         682        75.9
Utah .........................        21         6,798,053      1.97      323,717       4.219       359         725        78.3
Virginia .....................        34        11,588,135      3.35      340,828       6.281       358         689        76.4
Washington ...................        17         4,837,882      1.40      284,581       5.838       358         707        77.7
Wisconsin ....................         3           468,915      0.14      156,305       6.007       359         671        75.6
Wyoming ......................         1            58,116      0.02       58,116       7.250       359         785        53.0
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

----------
(1)  As of the cut-off date, no more than approximately 0.79% of the Mortgage
     Loans was secured by mortgaged properties located in any one postal zip code area.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                 WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE   ORIGINAL
                                 NUMBER OF     PRINCIPAL      % OF        BALANCE      CURRENT    TERM TO      FICO     LOAN-TO-
RANGE OF ORIGINAL                 MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
LOAN-TO-VALUE RATIOS (%)           LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

0.01 - 50.00 .................        34      $ 10,350,899      2.99%     304,438       5.912       358         724        41.7
50.01 - 55.00 ................        17         4,075,117      1.18      239,713       5.598       359         722        53.3
55.01 - 60.00 ................        26         7,092,541      2.05      272,790       6.674       358         723        57.7
60.01 - 65.00 ................        49        15,114,227      4.37      308,454       4.913       359         693        62.5
65.01 - 70.00 ................        88        27,715,871      8.02      314,953       5.284       359         702        68.9
70.01 - 75.00 ................       199        70,242,680     20.32      352,978       5.873       358         693        74.2
75.01 - 80.00 ................       622       184,962,001     53.50      297,367       5.720       358         697        79.5
80.01 - 85.00 ................        26         6,382,781      1.85      245,492       5.532       359         693        83.8
85.01 - 90.00 ................        62        14,652,854      4.24      236,336       6.761       357         681        89.1
90.01 - 95.00 ................        24         5,103,038      1.48      212,627       7.379       357         691        94.3
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

----------
(1)  As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 75.62%.

(2)  Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                                       11

                            CURRENT MORTGAGE RATES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
RANGE OF CURRENT                 MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

0.501 - 1.000 ................        71    $ 21,220,353      6.14%     298,878       1.000       360         711        71.0
1.001 - 1.500 ................        81      25,171,720      7.28      310,762       1.499       360         698        76.2
1.501 - 2.000 ................        47      13,076,708      3.78      278,228       1.897       359         663        75.7
2.001 - 2.500 ................        51      12,863,153      3.72      252,219       2.411       360         693        78.9
2.501 - 3.000 ................        22       5,058,575      1.46      229,935       2.955       360         690        78.8
3.001 - 3.500 ................         6         988,037      0.29      164,673       3.335       360         676        82.4
3.501 - 4.000 ................         4       1,063,066      0.31      265,767       3.750       359         673        80.5
4.001 - 4.500 ................         1          89,004      0.03       89,004       4.250       358         753        73.2
5.501 - 6.000 ................        27       7,800,778      2.26      288,918       5.959       358         708        74.8
6.001 - 6.500 ................        50      17,931,668      5.19      358,633       6.366       358         706        72.0
6.501 - 7.000 ................       461     145,450,065     42.08      315,510       6.859       358         702        74.6
7.001 - 7.500 ................       278      84,259,811     24.37      303,093       7.295       358         689        77.1
7.501 - 8.000 ................        42       9,260,921      2.68      220,498       7.788       357         689        85.1
8.001 - 8.500 ................         4         951,610      0.28      237,903       8.125       358         681        88.3
8.501 - 9.000 ................         2         506,539      0.15      253,270       8.708       358         646        90.0
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

----------
(1)  The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans was approximately
     5.770% per annum. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately
     5.746% per annum.

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                                 MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
PROPERTY TYPE                      LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

Single Family Residence ......       672    $204,786,051     59.24%     304,741       5.772       358         694        75.1
Planned Unit Development .....       266      85,276,561     24.67      320,589       5.868       358         698        76.4
Low-rise Condominium .........       134      31,466,798      9.10      234,827       6.042       358         705        76.8
2-4 Family Residence .........        64      21,238,762      6.14      331,856       5.009       359         707        75.9
High-rise Condominium ........        11       2,923,838      0.85      265,803       5.347       359         704        71.4
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

                                       12

                            PURPOSE OF MORTGAGE LOANS

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                                 MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

Refinance (cash-out) .........       594    $179,270,342     51.86%     301,802       5.730       358         695        73.6
Purchase .....................       325      96,935,636     28.04      298,263       5.999       358         707        79.5
Refinance (rate/term) ........       228      69,486,032     20.10      304,763       5.553       358         691        75.3
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

                               OCCUPANCY TYPES(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                                 MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

Primary Residence ............       834    $267,352,361     77.34%     320,566       5.758       358         693        75.6
Investment Property ..........       248      58,871,652     17.03      237,386       5.778       359         709        75.0
Secondary Residence ..........        65      19,467,997      5.63      299,508       5.911       358         714        77.3
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

----------
(1)  Based upon representations of the related borrowers at the time of origination.

                                       13

                         REMAINING TERMS TO MATURITY(1)

                                                                                                  WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                 NUMBER OF     PRINCIPAL       % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
REMAINING TERM                    MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
TO MATURITY (MONTHS)               LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

360 ..........................       250      $ 71,167,191     20.59%     284,669       1.678       360         696        75.3
359 ..........................       295        91,145,232     26.37      308,967       6.822       359         691        75.5
358 ..........................       375       111,960,299     32.39      298,561       6.780       358         697        75.1
357 ..........................       158        49,077,361     14.20      310,616       6.908       357         708        75.7
356 ..........................        37        12,527,662      3.62      338,585       6.995       356         709        79.0
355 ..........................        12         4,420,169      1.28      368,347       6.831       355         701        80.8
354 ..........................        14         3,899,205      1.13      278,515       6.889       354         690        79.5
353 ..........................         3           760,151      0.22      253,384       7.337       353         672        86.7
352 ..........................         2           587,129      0.17      293,564       6.541       352         722        71.7
351 ..........................         1           147,611      0.04      147,611       7.375       351         682        90.0
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

----------
(1)  As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 358 months.

                             DOCUMENTATION PROGRAMS

                                                                                                  WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                 NUMBER OF     PRINCIPAL       % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                                  MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
DOCUMENTATION PROGRAM              LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

Reduced ......................       713      $228,619,913     66.13%     320,645       5.636       358         696        75.5
Full/Alternative .............       291        75,662,915     21.89      260,010       6.051       358         695        77.7
Stated Income/Stated Asset ...       143        41,409,181     11.98      289,575       5.993       358         704        72.7
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

                                       14

                              FICO CREDIT SCORES(1)

                                                                                                  WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                 NUMBER OF     PRINCIPAL       % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
RANGE OF                          MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
FICO CREDIT SCORES                 LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

581 - 600 ....................         1      $    151,638      0.04%     151,638       7.000       359         600        64.7
601 - 620 ....................         9         2,138,411      0.62      237,601       5.920       359         617        76.6
621 - 640 ....................       105        30,785,170      8.91      293,192       5.605       358         631        76.3
641 - 660 ....................       166        51,493,380     14.90      310,201       5.694       359         652        77.0
661 - 680 ....................       181        57,060,894     16.51      315,254       5.936       358         671        77.3
681 - 700 ....................       184        54,168,565     15.67      294,394       5.917       358         690        75.1
701 - 720 ....................       163        46,317,457     13.40      284,156       5.631       358         710        75.5
721 - 740 ....................       122        35,670,554     10.32      292,382       5.565       358         730        76.7
741 - 760 ....................        88        26,596,142      7.69      302,229       5.613       358         750        73.8
761 - 780 ....................        74        24,628,570      7.12      332,819       5.883       358         770        71.1
781 - 800 ....................        41        11,554,077      3.34      281,807       5.839       358         788        73.0
801 - 820 ....................        11         3,714,496      1.07      337,681       6.578       358         806        73.4
Unknown ......................         2         1,412,657      0.41      706,329       7.422       359         N/A        79.2
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

----------
(1)  As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans was approximately 697.

                         MONTHS TO NEXT ADJUSTMENT DATE

                                                                                                  WEIGHTED               WEIGHTED
                                                                          AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                               AGGREGATE                 PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                 NUMBER OF     PRINCIPAL       % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
MONTHS TO NEXT ADJUSTMENT         MORTGAGE      BALANCE      MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
DATE                               LOANS      OUTSTANDING      LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   ---------   -------------   --------   -----------   --------   ---------   --------   ---------

1 ............................     1,117      $338,372,859     97.88%     302,930       5.841       358         698        75.6
2 ............................        17         4,283,037      1.24      251,943       2.397       359         669        78.3
3 ............................        13         3,036,114      0.88      233,547       2.556       360         688        74.9
                                   -----      ------------    ------
   Total .....................     1,147      $345,692,010    100.00%
                                   =====      ============    ======

                                       15

                                GROSS MARGINS(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
                                 MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

1.001 - 2.000 ................        10    $  3,078,052      0.89%     307,805       4.809       357         679        76.4
2.001 - 3.000 ................       714     223,482,718     64.65      313,001       5.776       358         704        74.5
3.001 - 4.000 ................       418     118,092,217     34.16      282,517       5.764       359         686        77.7
4.001 - 5.000 ................         5       1,039,023      0.30      207,805       7.974       358         669        89.8
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

----------
(1)  As of the cut-off date, the weighted average gross margin of the Mortgage
     Loans was approximately 2.884%.

                             MAXIMUM MORTGAGE RATES

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
MAXIMUM MORTGAGE RATES (%)         LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

7.001 - 8.000 ................         1    $    289,973      0.08%     289,973       6.750       358         761        78.6
9.001 - 10.000 ...............     1,137     342,898,632     99.19      301,582       5.762       358         697        75.6
10.001 - 11.000 ..............         3         562,123      0.16      187,374       3.855       359         689        80.1
11.001 - 12.000 ..............         4       1,121,022      0.32      280,255       7.791       358         705        85.0
12.001 - 13.000 ..............         2         820,259      0.24      410,130       7.241       358         792        73.6
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

                                       16

                       ORIGINAL INTEREST ADJUSTMENT DATES

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
ORIGINAL                         MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
INTEREST ADJUSTMENT DATE           LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

April 1, 2005 ................         1    $    147,611      0.04%     147,611       7.375       351         682        90.0
May 1, 2005 ..................         2         587,129      0.17      293,564       6.541       352         722        71.7
June 1, 2005 .................         3         760,151      0.22      253,384       7.337       353         672        86.7
July 1, 2005 .................        13       3,748,819      1.08      288,371       6.885       354         692        79.3
August 1, 2005 ...............        12       4,420,169      1.28      368,347       6.831       355         701        80.8
September 1, 2005 ............        34      11,566,125      3.35      340,180       6.973       356         713        78.6
October 1, 2005 ..............       143      44,177,498     12.78      308,934       6.871       357         710        75.9
November 1, 2005 .............       363     108,991,832     31.53      300,253       6.968       358         697        75.2
December 1, 2005 .............       293      91,762,059     26.54      313,181       7.051       359         692        75.3
January 1, 2006 ..............       231      64,150,615     18.56      277,708       1.664       360         694        75.2
February 1, 2006 .............        39      12,343,887      3.57      316,510       1.854       360         694        76.8
March 1, 2006 ................        13       3,036,114      0.88      233,547       2.556       360         688        74.9
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

                             MINIMUM MORTGAGE RATES

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
MINIMUM MORTGAGE RATES (%)         LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

1.001 - 2.000 ................        10    $  3,078,052      0.89%     307,805       4.809       357         679        76.4
2.001 - 3.000 ................       714     223,482,718     64.65      313,001       5.776       358         704        74.5
3.001 - 4.000 ................       418     118,092,217     34.16      282,517       5.764       359         686        77.7
4.001 - 5.000 ................         5       1,039,023      0.30      207,805       7.974       358         669        89.8
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

                                       17

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                                WEIGHTED               WEIGHTED
                                                                        AVERAGE     WEIGHTED    AVERAGE    WEIGHTED    AVERAGE
                                  NUMBER      AGGREGATE                PRINCIPAL     AVERAGE   REMAINING    AVERAGE    ORIGINAL
                                    OF        PRINCIPAL      % OF       BALANCE      CURRENT    TERM TO      FICO      LOAN-TO-
MAXIMUM                          MORTGAGE      BALANCE     MORTGAGE   OUTSTANDING   MORTGAGE    MATURITY    CREDIT      VALUE
NEGATIVE AMORTIZATION(%)           LOANS     OUTSTANDING     LOANS        ($)       RATE (%)    (MONTHS)     SCORE    RATIO (%)
------------------------------   --------   ------------   --------   -----------   --------   ---------   --------   ---------

115 ..........................     1,137    $341,258,015     98.72%     300,139       5.764       358         697        75.6
110 ..........................        10       4,433,995      1.28      443,399       6.249       358         707        75.5
                                   -----    ------------    ------
   Total .....................     1,147    $345,692,010    100.00%
                                   =====    ============    ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                                       18

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller),
Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2005-82 will consist of (a)
the Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates (all of
which are together referred to as "SENIOR CERTIFICATES"), (b) the Class M, Class
B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (the
"SUBORDINATED CERTIFICATES") and (c) the Class P Certificates. The Class A-1,
Class A-2, Class A-3, Class X, Class M, Class B-1, Class B-2 and Class A-R
Certificates are referred to as the "OFFERED CERTIFICATES ". The Class P, Class
B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus and are referred to in this free writing prospectus as the "PRIVATE
CERTIFICATES." Their initial Class Certificate Balances are expected to be approximately $100, $5,185,000, $3,803,000 and $3,110,910, respectively. The pass-through rate for each class of private certificates (other than the Class P
Certificates) will be calculated as described in this free writing prospectus under "-- Interest" below. The Class P Certificates will not bear interest. The
Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page hereof or described below. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

          The "CLASS CERTIFICATE BALANCE" of any class of certificates as of any date is the initial Class Certificate Balance of the class reduced by the sum of

          o    all amounts previously distributed to holders of certificates of the class as payments of principal, and

          o    the amount of Realized Losses allocated to the class;

and increased by

          o    the amount of Net Deferred Interest (as defined herein) incurred by the Mortgage Loans in the related Due Period and allocated to such class of certificates, as described in this free writing prospectus under "Description of Certificates - Interest";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of payment priority by the amount of Subsequent
Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class
Certificate Balance of such class of certificates. See "Application of
Liquidation Proceeds" in the prospectus.

          In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class
Certificate Balances of all classes of certificates, following all distributions and the allocation of Net Deferred Interest and Realized Losses on any
Distribution Date, exceeds the pool principal balance as of the last day of the related Due Period.

                                       19

          The interest-only components of the Class X Certificates do not have principal balances and are not entitled to any distributions in respect of principal.

          The senior certificates (other than the Class X Certificates) will evidence in the aggregate an initial beneficial ownership interest in the
Mortgage Loans of approximately 88.50%. The Class Subordination Percentage of each class of subordinated certificates as of the closing date, which represents the initial beneficial ownership of each such class in the Mortgage Loans, is approximately as follows:

                                                         INITIAL
                                                        BENEFICIAL
                                                        OWNERSHIP
CLASS OF SUBORDINATED CERTIFICATES                      PERCENTAGE
-----------------------------------------------------   ----------
Class M..............................................      4.75%
Class B-1............................................      2.00%
Class B-2............................................      1.25%
Class B-3............................................      1.50%
Class B-4............................................      1.10%
Class B-5............................................      0.90%

COMPONENT CLASSES

          Solely for purposes of determining distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest on the
Mortgage Loans, the Class X Certificates will be comprised of multiple components. The Class X Certificates will be comprised of four components designated as the Class X IO-1 Component, the Class X IO-2 Component, the Class
X PO-1 Component and the Class X PO-2 Component.

          The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to the related components of that class of certificates on such Distribution Date. A holder of a Class X Certificate may not transfer any component separately.

          The Class Certificate Balance, if any, of the Class X Certificates as
of any date will equal the aggregate Component Principal Balance of the PO
Components as of such date.

          The "NOTIONAL AMOUNT" of the Class X Certificates as of any date will equal the aggregate Component Notional Amount of the IO Components as of such date. The initial Notional Amount of the Class X Certificates will be approximately $345,692,010, (subject to a variance of plus or minus 5%).

          Each of the Class X IO-1 and Class X IO-2 Components is an "IO
COMPONENT". The IO Components are interest-only components that will not have component principal balances but will accrue interest on their respective
Component Notional Amounts. Each of the Class X PO-1 and Class X PO-2 Components
is a "PO COMPONENT". The PO Components are principal only components that do not accrue interest.

          Each PO Component will have a "COMPONENT PRINCIPAL BALANCE"
(initially, equal to zero) that will increase depending on the aggregate amount of Net Deferred Interest allocated to the corresponding IO Component, as described under "--Interest" below, as reduced by all amounts actually distributed as principal in respect of that PO Component and all Realized Losses applied in reduction of principal of such component on all prior Distribution
Dates.

          The "COMPONENT NOTIONAL AMOUNT" of the Class X IO-1 Component as of
any date will equal the sum of (x) the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates as of such date and (y) the
Component Principal Balance of the Class X PO-1 Component as of such date.

          The "COMPONENT NOTIONAL AMOUNT" of the Class X IO-2 Component for an
interest accrual period related to a Distribution Date will equal the sum of (x)
the excess, if any, of the aggregate Stated Principal Balance of the

                                       20

Mortgage Loans as of the first day of the related Due Period over the aggregate
Class Certificate Balance of the senior certificates (including for this purpose both PO Components of the Class X Certificates) immediately prior to such
Distribution Date and (y) the Component Principal Balance of the Class X PO-2
Component immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES

          The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that equal the aggregate initial Class Certificate
Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.
The depositor has been informed by the depository that its nominee will be CEDE
& Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under
"Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry
Certificates" in the prospectus.

          Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

          The Class A-1, Class A-2 and Class A-3 Certificates and the
subordinated certificates (we sometimes refer to these classes of certificates as the "LIBOR CERTIFICATES") will bear interest during each interest accrual period at the applicable rate determined as described under "-- Interest" below.

          "LIBOR" applicable to an interest accrual period for the LIBOR
Certificates will be determined on the second business day prior to the commencement of the interest accrual period applicable to the LIBOR Certificates
(a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "interest settlement rate" for one-month deposits in U.S. dollars as found on Telerate
Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date.
Interest settlement rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such interest settlement rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "TELERATE PAGE 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                                       21

          If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the LIBOR
Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to
Floating Rate and Inverse Floating Rate Classes -- LIBOR."

          If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in the prospectus,
LIBOR for the next interest accrual period will be 4.370%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The certificate account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt
(or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available
Funds and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the
"DISTRIBUTION ACCOUNT"). The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other certificates.

DISTRIBUTIONS

          Distributions on the certificates will be made by the trustee on the
25th day of each month or, if that day is not a business day, on the first business day thereafter (each, a "DISTRIBUTION DATE"), commencing in January
2006, to the persons in whose names the certificates are registered on the related Record Date. The "RECORD DATE" for the holders of the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that
Distribution Date, if the LIBOR Certificates are held as book-entry
Certificates. For each class of certificates that is not a LIBOR Certificate, and the LIBOR Certificates if no longer held as book-entry certificates, and any
Distribution Date, the Record Date will be the last business day of the month preceding the month of that Distribution Date.

          Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this free writing prospectus, distributions on the certificates will be made on each Distribution Date primarily from
Available Funds for such Distribution Date in the following order of priority:

          o    to interest on the interest-bearing classes of senior
               certificates or components thereof, concurrently and on a pro rata basis, based on their respective interest distribution amounts; provided, however, that any such distribution to which the IO Components of the Class X Certificates are otherwise entitled to

                                       22

               receive will be deposited into the Carryover Shortfall Reserve
               Fund (as defined below) and will not be distributed to the Class
               X Certificates except as described below;

          o    to principal of each class of senior certificates or components thereof then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates --
               Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the
               Distribution Date;

          o    to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under
               "Description of the Certificates--Interest" and "--Principal";

          from amounts in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "--Carryover Shortfall Reserve
          Fund"; and

          o    to the Class A-R Certificates.

          "AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of

          o    all scheduled installments of interest (net of the related expense fees and after taking into account reductions in respect of Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans, to the extent the proceeds are not applied to the
               restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal
               servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted
               Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
               (b) any Subsequent Recoveries with respect to the Mortgage Loans;

          o    all partial or full prepayments with respect to the Mortgage
               Loans that are received during the related Prepayment Period together with all interest paid in connection with such
               prepayments and any related Compensating Interest; and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date;

          minus

          o    amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be
               reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

          The classes of offered certificates will have the respective pass-through rates (each, a "PASS-THROUGH RATE") described below.

                                       23

          The pass-through rates for the LIBOR Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the lesser of (a) one-month LIBOR plus the applicable Pass-Through Margin and
(b) the Net WAC Cap. The "PASS-THROUGH MARGINS" for these certificates for the interest accrual period related to each Distribution Date are as follows:

                                              (1)     (2)
                                             -----   -----
Class A-1.................................   0.270%  0.540%
Class A-2.................................   0.350%  0.700%
Class A-3.................................   0.440%  0.880%
Class M...................................   0.750%  1.125%
Class B-1.................................   1.600%  2.400%
Class B-2.................................   2.000%  3.000%
Class B-3.................................   2.000%  3.000%
Class B-4.................................   2.000%  3.000%
Class B-5.................................   2.000%  3.000%

----------
(1)  For the interest accrual period for each Distribution Date occurring on or prior to the Optional Termination Date.

(2)  For each other interest accrual period.

          The pass-through rate for the Class A-R Certificates for each interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The
pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.3622%
per annum.

          The pass-through rate for the Class X IO-1 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans, over the weighted average of the pass-through rates of the Class
A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component for
that Distribution Date (weighted on the basis of the respective Class
Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and
the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

          The pass-through rate for the Class X IO-2 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Weighted Average Adjusted Net Mortgage Rate of the
Mortgage Loans, adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30 day months over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2
Component as a class of subordinated certificates for this purpose) for that
Distribution Date (weighted on the basis of the respective Class Certificate
Balances of the subordinated certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of a
360-day year comprised of twelve 30-day months).

          On each Distribution Date, the interest that would otherwise be distributable to the Class X IO-1 and Class X IO-2 Components based on the pass-through rates described above will be deposited in the Carryover Shortfall
Reserve Fund. See "--Carryover Shortfall Reserve Fund" below.

          For each Distribution Date, the pass-through rates for the Class X
PO-1 and Class X PO-2 Components will be zero.

DEFINED TERMS USED IN INTEREST CALCULATIONS

          The "OPTIONAL TERMINATION DATE" is the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of the aggregate Stated Principal Balance of the Mortgage
Loans as of the cut-off date.

                                       24

          The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution
Date means a per annum rate equal to the weighted average of the Adjusted Net
Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective
Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

          The "ADJUSTED NET MORTGAGE RATE" for a Mortgage Loan is the Mortgage
Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

          The "NET WAC CAP" for any Distribution Date will be the Weighted
Average Adjusted Net Mortgage Rate of the Mortgage Loans, adjusted for the related interest accrual period.

          The "WEIGHTED AVERAGE MAXIMUM NET MORTGAGE RATE" for the Mortgage
Loans and any Distribution Date means a per annum rate equal to the average of the Maximum Net Mortgage Rates of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the first day of the related Due Period and adjusted to a rate calculated on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period (after giving effect to principal prepayments received during the Prepayment Period ending in that Due Period).

          The "MAXIMUM NET MORTGAGE RATE" for a Mortgage Loan is the Maximum
Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such
Mortgage Loan.

CARRYOVER SHORTFALL AMOUNTS

          For each class of LIBOR Certificates and any Distribution Date, the
"CARRYOVER SHORTFALL AMOUNT" for such class will equal the sum of (a) the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date (prior to reduction for any Net
Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net WAC Cap up to but not exceeding a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage Loans as of
the first day of the related Due Period, over (ii) the actual amount of interest such class is entitled to receive for such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and (b) with respect to each class of LIBOR Certificates (other than the Class B-3, Class B-4 and
Class B-5 Certificates), the unpaid portion of any such excess from prior
Distribution Dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the Net WAC Cap (up to a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage
Loans as of the first day of the related Due Period)). The portion of any
Carryover Shortfall Amount allocated to a class of LIBOR Certificates on that
Distribution Date will be paid to such class on that Distribution Date from and to the extent of funds available therefor in the Carryover Shortfall Reserve
Fund. Any Carryover Shortfall Amount allocated to a class of LIBOR Certificates
(other than the Class B-3, Class B-4 and Class B-5 Certificates) remaining unpaid will be paid on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. See "-- Carryover
Shortfall Reserve Fund" below.

INTEREST DISTRIBUTION AMOUNTS

          With respect to each Distribution Date, the interest accrual period for each class of certificates (other than the LIBOR Certificates) will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the period commencing on the
Distribution Date in the month prior to the month in which that Distribution
Date occurs (or the closing date, in the case of the first Distribution Date)
and ending on the day preceding that Distribution Date. Interest for each class of certificates (other than the LIBOR Certificates) for any Distribution Date will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. Interest for the LIBOR Certificates for any Distribution
Date will be calculated and payable on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period.

          On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The "INTEREST DISTRIBUTION
AMOUNT" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of
(a) interest at the applicable pass-through rate for the related interest

                                       25

accrual period on the related Class Certificate Balance or Component Notional
Amount, as the case may be, as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts), reduced by (c) any Net
Deferred Interest for that Distribution Date allocated to such class of certificates.

ALLOCATION OF NET DEFERRED INTEREST

          With respect to each Mortgage Loan and each related Due Period,
"DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in such Due Period over the monthly payment due for such Due
Period. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

          With respect to each Distribution Date, the "NET DEFERRED INTEREST" is equal to the excess, if any, of the Deferred Interest that accrued on the
Mortgage Loans as described above, over the Principal Prepayment Amount received during the related Prepayment Period.

          For any Distribution Date, the "PRINCIPAL PREPAYMENT AMOUNT" is equal to the sum of (i) all partial and full principal prepayments by borrowers on the
Mortgage Loans received during the related Prepayment Period and (ii) any
Subsequent Recoveries on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date. For any Distribution Date, the
"NET PREPAYMENTS" is an amount equal to the excess, if any, of the (i) Principal
Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date. On each Distribution Date, the excess, if any, of the Principal Prepayment Amount over the Net Prepayments for that Distribution Date will be distributed to the certificates as a distribution of interest on that Distribution Date in accordance with the priorities set forth above, and will not be distributed as principal on the certificates on that Distribution Date.

          On each Distribution Date, the Senior Percentage of the Net Deferred
Interest will be allocated among the classes of senior certificates and the
Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates will be an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of certificates or its related IO Components at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of certificates or its related IO Components equaled the related Adjusted Cap Rate for such class or its related IO Components and Distribution Date. The amount of
Net Deferred Interest allocated to a class of certificates will be added to the
Class Certificate Balance of such class of certificates, except that in the case of the Class X Certificates, the amount of Net Deferred Interest allocated to the Class X Certificates will be added to the Component Principal Balance of the related PO Components of the Class X Certificates.

          The "ADJUSTED CAP RATE" for the Class A-1, Class A-2 and Class A-3
Certificates and the subordinated certificates for any Distribution Date will equal the excess, if any, of the Net WAC Cap for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and
(ii) the amount of Net Deferred Interest for the Mortgage Loans for that
Distribution Date, and the denominator of which is the aggregate Stated
Principal Balance of the Mortgage Loans as of the first day of the related Due
Period.

          The "ADJUSTED CAP RATE" for the Class X IO-1 Component for any
Distribution Date will equal the pass-through rate for the Class X IO-1
Component computed for this purpose by (A) reducing the Weighted Average
Adjusted Net Mortgage Rate of the Mortgage Loans by a per annum rate equal to
(i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such
Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the first day of the Due Period for such
Distribution Date and (B)

                                       26

computing the pass-through rates of the Class A-1, Class A-2 and Class A-3
Certificates by substituting "Adjusted Cap Rate" for "Net WAC Cap" in the calculation thereof.

          The "ADJUSTED CAP RATE" for the Class X IO-2 Component for any
Distribution Date will equal the pass-through rate for the Class X IO-2
Component computed for this purpose by (A) reducing the Weighted Average
Adjusted Net Mortgage Rates of the Mortgage Loans by a per annum rate equal to:
(i) the product of (a) the Net Deferred Interest for the Mortgage Loans for such
Distribution Date, and (b) 12, divided by (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the first day of the Due Period for such
Distribution Date and (B) computing the pass-through rates of the subordinated certificates by substituting "Adjusted Cap Rate" for "Net WAC Cap" in the calculation thereof.

ALLOCATION OF NET INTEREST SHORTFALLS

          The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net
Interest Shortfalls experienced by the Mortgage Loans. With respect to any
Distribution Date, the "NET INTEREST SHORTFALL" is equal to

          o    any net prepayment interest shortfalls for that Distribution
               Date,

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a
               Relief Act Reduction or a Debt Service Reduction.

          Net Interest Shortfalls for any Distribution Date will be allocated pro rata among all classes of senior certificates and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate prepayment interest shortfall experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage
Rate on the Stated Principal Balance of the Mortgage Loan.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief
Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans --
Servicemembers Civil Relief Act" in the prospectus.

          A "DEBT SERVICE REDUCTION" is a modification of the terms of a
Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification shall not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related
Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

          If on a particular Distribution Date, Available Funds in the
Certificate Account applied in the order described in this free writing prospectus under "-- Priority of Distributions Among Certificates" are not
sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates and each component of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and each component will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

                                       27

CARRYOVER SHORTFALL RESERVE FUND

          On the closing date, the trustee will establish a reserve fund (the
"CARRYOVER SHORTFALL RESERVE FUND"). On the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i)
$1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall
Amount for each class of LIBOR Certificates for the first Distribution Date which amount will be distributed to those classes of certificates in respect of
Carryover Shortfall Amounts on the first Distribution Date. Any amounts remaining on deposit in the Carryover Shortfall Reserve Fund immediately after the first Distribution Date in excess of $1,000 will be distributed to
Countrywide Home Loans.

          In addition, on each Distribution Date, all amounts distributable as interest to the IO Components of the Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

          (a) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-1 Component, first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class X Certificates, and

          (b) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-2 Component, first, concurrently, to the Class M, Class B-1 and Class B-2 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, second, sequentially, to the Class B-3, Class B-4 and
Class B-5 Certificates, in that order, in each case up to the amount of the
Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and third, any amounts remaining to the Class X
Certificates.

          To the extent amounts in respect of interest otherwise payable to the
Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts.

PRINCIPAL

          Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal first, with respect to the classes of senior certificates (or with respect to the Class X Certificates, the related PO
Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the
Subordinated Principal Distribution Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

          1    all monthly payments of principal due on each Mortgage Loan
               (other than a Liquidated Mortgage Loan) during the related Due
               Period,

          2.   the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the
               Distribution Date,

          3.   the Substitution Adjustment Amount in connection with any deleted
               Mortgage Loan received with respect to the Distribution Date,

          4.   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet
               Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

                                       28

          5.   with respect to each Mortgage Loan that became a Liquidated
               Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage
               Loan, and

          6.   Net Prepayments on the Mortgage Loans for that Distribution Date.

          Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates, in the following order of priority:

          first to the Class A-R Certificates until its Class Certificate
Balance is reduced to zero, and

          second, concurrently to the Class A-1, Class A-2 and Class A-3
Certificates and the Class X PO-1 and Class X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as
applicable, are reduced to zero.

          "PREPAYMENT PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

          "DUE PERIOD" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
will equal the sum of

          o    the Senior Percentage of all amounts described in clauses 1.
               through 4. of the definition of Principal Amount for that
               Distribution Date,

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the lesser of

               the Senior Percentage of the Stated Principal Balance of the
               Mortgage Loan as of the first day of the related Due Period and the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,
               and

          o    the Senior Prepayment Percentage of amounts described in clause
               6. of the definition of Principal Amount for that Distribution
               Date.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower and (ii)
liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related
Prepayment Period, plus, (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

          The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class
Certificate Balance of the senior certificates immediately prior to such
Distribution Date, and the denominator of which is the aggregate Class
Certificate Balance of all classes of certificates immediately prior to such
Distribution Date.

                                       29

          For any Distribution Date, the "SUBORDINATED PERCENTAGE" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior
Percentage for such Distribution Date.

          The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%.
Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the Mortgage Loans, increasing the interest in the principal balance of the
Mortgage Loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

          The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior
Percentage plus 70% of the Subordinated Percentage for the Distribution Date;
for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any
Distribution Date in the third year thereafter, the Senior Percentage plus 40%
of the Subordinated Percentage for the Distribution Date; for any Distribution
Date in the fourth year thereafter, the Senior Percentage plus 20% of the
Subordinated Percentage for the Distribution Date; and for any Distribution Date
thereafter, the Senior Percentage for the Distribution Date (unless on any
Distribution Date the Senior Percentage exceeds the Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the
Distribution Date will once again equal 100%).

          The "SUBORDINATED PREPAYMENT PERCENTAGE" as of any Distribution Date
will be calculated as the difference between 100% and the Senior Prepayment
Percentage.

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage will occur unless both of the step down conditions listed below are satisfied:

     o    the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the trust fund and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

     o    cumulative Realized Losses on all of the Mortgage Loans do not exceed

          o    commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class
               Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL balance"),

          o    commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          o    commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          o    commencing with the Distribution Date on the thirteenth
               anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          o    commencing with the Distribution Date on the fourteenth
               anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

          Notwithstanding the preceding paragraph, if (x) on or before the
Distribution Date in December 2008, the Subordinated Percentage is at least 200%
of the Subordinated Percentage as of the closing date, the delinquency test

                                       30

set forth above is satisfied and cumulative Realized Losses on the Mortgage
Loans do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment
Percentage will equal the Senior Percentage for that Distribution Date plus 50%
of the amount equal to 100% minus the Senior Percentage and (y) after the
Distribution Date in December 2008, the Subordinated Percentage is at least 200%
of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "TWO TIMES TEST"), the Senior
Prepayment Percentage will equal the Senior Percentage.

          If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Prepayment
Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate
Balance(s) to zero.

          Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the
Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the
Subordinated Principal Distribution Amount (based on its respective Class
Certificate Balance), in each case to the extent of the amount available from
Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class
Certificate Balances are reduced to zero.

          With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related
Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the
"APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit
Support Percentage for the class on the date of issuance of the certificates
(the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of Net
Prepayments from the Mortgage Loans will be made to any of those classes (the
"RESTRICTED CLASSES") and the amount of Net Prepayments otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class
Certificate Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate
Balance of the class of subordinated certificates immediately before the
Distribution Date and the denominator of which is the aggregate of the Class
Certificate Balances of all classes of certificates (other than the IO
Components of the Class X Certificates) immediately before such Distribution
Date.

                                       31

          On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                  Original
                                 Beneficial   Initial Credit     Applicable
                                Interest in     Enhancement    Credit Support
                                 Trust Fund        Level         Percentage
                                -----------   --------------   --------------
Senior Certificates..........      88.50%          11.50%             N/A
Class M......................       4.75%           6.75%          11.50%
Class B-1....................       2.00%           4.75%           6.75%
Class B-2....................       1.25%           3.50%           4.75%
Class B-3....................       1.50%           2.00%           3.50%
Class B-4....................       1.10%           0.90%           2.00%
Class B-5....................       0.90%           0.00%           0.90%

          For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution
Date will equal the sum of

          o    the Subordinated Percentage of all amounts described in clauses
               1. through 4. of the definition of Principal Amount for that
               Distribution Date,

          o    for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution
               Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal
               Distribution Amount up to the Subordinated Percentage of the
               Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

          o    the Subordinated Prepayment Percentage of the amounts described in clause 6. of the definition of Principal Amount for that
               Distribution Date.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          On each Distribution Date, the amount of any Realized Loss will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then sequentially, to the Class A-3,
Class A-2 and Class A-1 Certificates, in that order, until their respective
Class Certificate Balances are reduced to zero.

          For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

                                       32

          Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

"SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

                                       33